As filed with the Securities and Exchange Commission on December 9, 2025.

Registration No. 333-291999
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	82-4369909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(619) 400-1170
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
W. Marc Hertz, Ph.D.
President and Chief Executive Officer
GRI Bio, Inc.
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(619) 400-1170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, California 92130 Tel: (858) 314-1500	Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
GRI Bio, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-291999) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(1)Exhibits.

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Date	File Number
2.1△	Agreement and Plan of Merger, by and among the Company, Vallon, and Vallon Merger Sub, Inc., dated as of December 13, 2022.		8-K	12/13/22	001-40034
2.2	Amendment to Agreement and Plan of Merger, by and among the Company, Vallon, and Vallon Merger Sub, Inc., dated as of February 17, 2023.		S-4/A	02/24/23	333-268977
3.1	Amended and Restated Certificate of Incorporation, as amended.		10-K	03/14/25	001-40034
3.2	Amended and Restated Bylaws.		8-K/A	05/26/23	001-40034
4.1	Specimen Common Stock Certificate.		S-1	10/23/20	333-249636
4.2	Form of Common Stock Purchase Warrant.		8-K	5/13/22	001-40034
4.3	Form of Amendment No. 1 to Common Stock Purchase Warrant.		8-K	07/26/22	001-40034
4.4	Form of Equity Warrant.		8-K	12/13/22	001-40034
4.5	Form of Exchange Warrant.		8-K	12/13/22	001-40034
4.6	Form of Senior Secured Note of GRI Bio Operations, Inc.		S-4	12/23/22	333-268977
4.7	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of November 2, 2018.		S-4	12/23/22	333-268977
4.8	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of December 3, 2019.		S-4	12/23/22	333-268977
4.9	Warrant to Purchase Stock issued to TEP Biotech, LLC, dated as of July 7, 2022.		S-4	12/23/22	333-268977
4.10	Warrant to Purchase Stock issued to Oppel Greeff, dated as of July 7, 2022.		S-4	12/23/22	333-268977
4.11	Form of Amendment to 2022 Warrant to Purchase Stock.		S-4/A	01/30/23	333-268977
4.12	Form of Series B-1 Common Warrant.		S-1/A	01/31/24	333-276025
4.13	Form of Series B-2 Common Warrant.		S-1/A	01/31/24	333-276025
4.14	Form of Placement Agent Warrant.		S-1/A	06/26/24	333-280323
4.15	Form of Series C-1 Common Warrant.		S-1/A	06/26/24	333-280323
4.16	Form of Series C-2 Common Warrant.		S-1/A	06/26/24	333-280323
4.17	Form of Placement Agent Warrant.		8-K	10/22/24	001-40034
4.18	Form of Series D-1 Common Warrant.		8-K	10/22/24	001-40034
4.19	Form of Series D-2 Common Warrant.		8-K	10/22/24	001-40034
4.20	Form of Placement Agent Warrant.		S-1	03/24/25	333-286072
4.21	Form of Pre-Funded Warrant.		S-1	03/24/25	333-286072
4.22	Form of Series E Warrant.		S-1	03/24/25	333-286072
4.23^	Form of Placement Agent Warrant.		S-1	12/09/25	333-291999
4.24^	Form of Pre-Funded Warrant.		S-1	12/09/25	333-291999
4.25^	Form of Series F Warrant.		S-1	12/09/25	333-291999

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Date	File Number
5.1^	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.		S-1	12/09/25	333-291999
10.1#	GRI Bio, Inc. Amended and Restated 2018 Equity Incentive Plan, as Amended.		8-K	08/13/25	001-40034
10.2#	Form of Nonqualified Stock Option Agreement under the Company’s Amended and Restated 2018 Equity Incentive Plan, as Amended.		S-1	10/23/20	333-249636
10.3#	Form of Incentive Stock Option Agreement under the Company’s Amended and Restated 2018 Equity Incentive Plan., as Amended		S-1	10/23/20	333-249636
10.4#	Form of Restricted Stock Unit Agreement under the Registrant’s Amended and Restated 2018 Equity Incentive Plan, as Amended.		S-8	08/13/25	333-289593
10.5#	GRI Bio Operations, Inc. 2015 Equity Incentive Plan.		S-4	12/23/22	333-268977
10.6△	Form of Securities Purchase Agreement.		8-K	05/13/22	001-40034
10.7△	Amendment No. 1 to Securities Purchase Agreement, by and between Vallon and each purchaser identified on the signature pages thereto, dated as of July 25, 2022.		8-K	07/26/22	001-40034
10.8#	Consulting and Clinical Advisory Board Agreement, by and between the Company and Rohit Loomba, M.D., dated as of June 3, 2016.		S-4	12/23/22	333-268977
10.9#	Consulting and Scientific Advisory Board Agreement, by and between the Company and Vipin Kumar Chaturvedi, personally or through Vidur Discoveries LLC, dated as of October 31, 2018.		S-4	12/23/22	333-268977
10.10△	Securities Purchase Agreement, by and between the Company and Altium Growth Fund, LP, dated as of December 13, 2022.		8-K	12/13/22	001-40034
10.11△	Securities Purchase Agreement, by and among the Company, Vallon and Altium Growth Fund, LP, dated as of December 13, 2022.		8-K	12/13/22	001-40034
10.12	Omnibus Amendment to Securities Purchase Agreements, by and among the Company, GRI Bio Operations, Inc., and Altium Growth Fund, LP, dated as of February 17, 2023.		S-4	03/06/23	333-268977
10.13△
Lease Agreement, by and between La Jolla Shores Plaza, LLC and GRI Bio Operations, Inc., dated as of March 2, 2018, for that property located at 2223 Avenida de la Playa, Suite 208, La Jolla, California, 92037, as amended on February 16, 2021 and February 20, 2024.
			10-K	03/28/24	001-40034
10.14#	Amended and Restated Non-Employee Director Compensation Program.		10-Q	08/13/25	001-40034
10.15#	Form of Indemnification Agreement.		8-K	04/21/23	001-40034
10.16#	Employment Agreement, by and between GRI Bio Operations, Inc. and Marc Hertz, Ph.D., dated as of February 20, 2023.		S-4/A	02/24/23	333-268977
10.17#	Employment Agreement, by and between GRI Bio Operations, Inc. and Leanne M. Kelly, dated as of February 20, 2023.		S-4/A	02/24/23	333-268977
10.18#	Employment Agreement, by and between GRI Bio Operations, Inc. and Vipin Kumar Chaturvedi, dated as of February 20, 2023.		S-4/A	02/24/23	333-268977

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Date	File Number
10.19#	Separation Agreement, by and between the Company and David Baker, dated as of April 21, 2023.		8-K	04/21/23	001-40034
10.20#	Employment Agreement, by and between the Company and Albert Agro, Ph.D., dated as of July 1, 2023.		10-Q	08/14/23	001-40034
10.21△	Asset Purchase Agreement, by and between the Company and Aardvark Therapeutics, Inc., dated as of August 22, 2023.		8-K	08/23/23	001-40034
10.22△	Form of Securities Purchase Agreement.		S-1/A	01/31/24	333-276025
10.23	Form of Placement Agent Agreement.		S-1/A	01/31/24	333-276025
10.24△	Form of Securities Purchase Agreement.		S-1/A	06/26/24	333-280323
10.25△	Form of Securities Purchase Agreement.		S-1	03/24/25	333-286072
10.26△^	Form of Securities Purchase Agreement.		S-1	12/09/25	333-291999
10.27	Form of Repricing Letter Agreement.		8-K	10/22/24	001-40034
10.28	At The Market Offering Agreement, dated May 20, 2024, by and between GRI Bio, Inc. and H.C. Wainwright & Co., LLC.		8-K	05/20/24	001-40034
10.29	Engagement Letter, dated October 21, 2024, by and between GRI Bio, Inc. and H.C. Wainwright & Co., LLC, as amended on December 5, 2025.	X
16.1	Letter from Sadler Gibb & Associates LLC, dated April 15, 2025.		8-K	04/15/25	001-40034
21.1	Subsidiaries.		S-1/A	12/04/23	333-274972
23.1^	Consent of Independent Registered Public Accounting Firm.		S-1	12/09/25	333-291999
23.2^	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).		S-1	12/09/25	333-291999
24.1^	Powers of Attorney for directors and certain executive officers (contained on the signature page).		S-1	12/09/25	333-291999
107^	Filing Fee Table.		S-1	12/09/25	333-291999
__________________
Unless otherwise indicated, exhibits are filed herewith.
△     Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.
#      Indicates a management contract or any compensatory plan, contract or arrangement.
^      Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in La Jolla, California, on this 9th day of December, 2025.

GRI BIO, INC.

By:	/s/ W. Marc Hertz, Ph.D.
W. Marc Hertz, Ph.D.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Marc Hertz, Ph.D.	President, Chief Executive Officer and Director	December 9, 2025
W. Marc Hertz, Ph.D.	(Principal Executive Officer)

*	Chief Financial Officer	December 9, 2025
Leanne Kelly	(Principal Financial and Accounting Officer)

*	Director and Chairperson of the Board	December 9, 2025
David Szekeres

*	Director	December 9, 2025
David Baker

*	Director	December 9, 2025
Roelof Rongen

*	Director	December 9, 2025
Camilla V. Simpson, M.Sc.

*By:	/s/ W. Marc Hertz, Ph.D.
W. Marc Hertz, Ph.D.
Attorney-in-fact